Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Fiona Abolade

VCampus Corporation

(703) 654-7221

fabolade@vcampus.com

VCAMPUS ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Select Partner® course sales and development services add to revenue growth in the third quarter of 2005

RESTON, VA, November 14, 2005 - VCampus Corporation (NASDAQ: VCMP), a provider of comprehensive e-Learning publishing and hosting services to corporations, government agencies, professional associations and credentialing organizations, today announced its financial results for the third quarter and nine-month period ended September 30, 2005.

Highlights:

•                  Total revenues in the third quarter grew by 36% over the year-earlier period, the third quarter of 2004;

•                  Total revenues from Select Partners® in the third quarter grew by 80% compared to the second quarter of 2005;

•                  Select Partner revenues, as a percent of total revenues, grew from 17% in the second quarter to 28% in the third quarter of 2005; and

•                  The Company launched its first online course for each of three Select Partners and completed a major expansion in the course library of a fourth Select Partner.

In addition, over the past two quarters, VCampus has expanded its Select Partner revenue mix to include, not only tuition revenues from online certification and continuing education courses developed by VCampus, but also the following:

•                  Tuition revenues from Select Partner online courses updated and converted by VCampus for delivery on its custom platform;

•                  Tuition revenues from Select Partners offering VCampus’ legacy library of courses for Continuing Professional Education (CPE) credits to their members; and

•                  Professional services revenues from Select Partners, primarily for course development.

The company reported total revenues of $1,244,612 in the third quarter of 2005 compared to total revenues of $1,093,089 in the second quarter of 2005 and $917,635 in the third quarter of 2004. These total revenue amounts include online tuition revenue of $1,034,015 in the third quarter of 2005 compared to $1,029,061 in the second quarter of 2005 and $839,968 in the third quarter of 2004.

The operating losses for the three months ended September 30, 2005 decreased to $905,633 compared to $1,230,238 and $1,321,648 for the three months ended June 30, 2005 and September 30, 2004, respectively.  During the third quarter, the company recorded a non-cash charge of approximately $285,000, which represents amortization of debt discount and deferred debt offering costs related to the issuance of approximately $3.6 million (September 30, 2005 principal amount of approximately $1.5 million) of convertible promissory notes in March 2004. Corresponding charges in the second quarter of 2005 and third quarter of 2004 were approximately $203,000 and $406,000, respectively.  Including these non-cash charges, VCampus reported a net loss in the third quarter of $1,212,427, or $0.13 per share, compared to a net loss of $1,456,104, or $0.15 per share, for the second quarter of 2005 and $1,768,487, or $0.24 per share, in the third quarter of 2004.

For the nine months ended September 30, 2005, the company reported revenue of $3,466,283, compared to $3,876,631 for the same period in 2004. Online tuition revenue for the nine months ended September 30, 2005 was $3,086,171 compared to $3,645,124 for the first nine months of 2004. The operating losses for the nine months ended September 30, 2005 and 2004 were $3,558,089 and $2,970,071, respectively. Including approximately $935,000 and $1,946,000 of non-cash debt discount and deferred debt offering costs amortization for the 2005 and 2004 periods, respectively, VCampus reported a net loss of $4,571,204 ($0.50 per share) for the first nine months of 2005, compared to a net loss of $4,855,553 ($0.72 per share) for the same period in 2004.

The company ended the quarter with $1.69 million in cash compared to $1.76 million in cash on June 30, 2005.

“In the third quarter we completed development and deployment of all the promising certification courses in the pipeline targeting the network intrusion-detection, financial services, pharmaceutical, and the first responder markets.  We believe this progress gives us a critical mass of courses to drive revenues toward profitability, which is the principal focus of the company in the coming months.  We are now launching an enterprise and government sales effort to accelerate our revenue growth from the certification markets,” said Nat Kannan, Chairman and CEO of VCampus Corporation.

“In addition to our cash position of $1.69 million at the end of the third quarter, I am particularly encouraged by the progress we have made in quarterly EBITDA; progressing from ($959,621) in the third quarter of 2004 to ($791,328) in the second quarter of this year to ($553,073) this quarter,” said Christopher Nelson, Chief Financial Officer.

The EBITDA numbers set forth herein represent non-GAAP disclosures.  VCampus has provided a reconciliation of most directly comparable GAAP measure to the non-GAAP EBITDA numbers in the financial statement tables included in the press release.  In addition, VCampus has included an explanation of this non-GAAP measure below under the heading “Non-GAAP Financial Measure.”

Conference Call and Webcast

Mr. Kannan and Mr. Nelson will hold a conference call to discuss the third quarter financial results and business outlook. The call is scheduled for 4:30 PM Eastern Time on November 14, 2005. Interested parties may participate by dialing (866) 356-4281. International callers may dial (617) 597-5395. Please enter the passcode 33058509.

This call is also being webcast by Thomson/CCBN and can be accessed at the VCampus web site at www.vcampus.com.  The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors.  Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the call will be available via telephone from approximately 6:30 PM Eastern Time on November 14, 2005 until 6:30 PM Eastern Time on November 21, 2005. To listen to the replay, participants in the U.S. and Canada should dial (888) 286-8010, and international participants should dial (617) 801-6888. The conference ID for the replay is 21926395.

About VCampus®
VCampus Corporation (NASDAQ: VCMP), a provider of comprehensive e-Learning services, helps organizations that offer professional certifications and credentials unlock the value of their traditional branded course content.  Through its innovative Select Partner™ Program, VCampus repurposes value-added training content for online delivery to enhance and support professional development programs.  The Select Partner Program provides custom course development, publishing, hosting, e-commerce, reporting, account support and marketing services. With over a decade of e-Learning experience, VCampus has delivered 3.0 million courses to 950,000 desktops/users in associations, non-profits, corporations, government agencies and higher education institutions. VCampus distributes a courseware library of more than 3,400 web-based courses. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. “VCampus” and “Select Partner” are registered trademarks of VCampus Corporation.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as “anticipates,”

“believes,” “could,” “estimate,” “designed to,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) growing competition; and (5) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of ``Risk and Uncertainties’’ in our Annual Report on Form 10-K for the year ended December 31, 2004 and other SEC filings.

Non-GAAP Financial Measure

VCampus has provided in this release certain financial information known as EBITDA (Earnings (Losses) Before Interest, Taxes, Depreciation and Amortization) that has not been prepared in accordance with GAAP. VCampus uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating VCampus’ ongoing operational performance. VCampus believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in VCampus’ industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.

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VCAMPUS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2004	2005	2005	2004	2005
Revenues:
Online tuition revenues	$839,968	$1,029,061	$1,034,015	$3,645,124	$3,086,171
Development and other revenues	77,667	64,028	210,597	183,617	380,112
Other service revenues	—	—	—	47,890	—
Net revenues	917,635	1,093,089	1,244,612	3,876,631	3,466,283
Costs and expenses:
Cost of revenues	304,900	390,094	495,675	1,031,513	1,345,237
Sales and marketing	474,774	405,745	380,062	1,424,106	1,304,216
Product development and operations	692,851	696,697	605,155	2,077,885	2,014,584
General and administrative	404,731	391,881	316,793	1,302,596	1,151,244
Depreciation and amortization	316,529	413,411	335,060	903,128	1,117,097
Stock-based compensation	45,498	25,499	17,500	107,474	91,994
Total costs and expenses	2,239,283	2,323,327	2,150,245	6,846,702	7,024,372
Loss from operations	(1,321,648)	(1,230,238)	(905,633)	(2,970,071)	(3,558,089)
Other income	—	—	—	173,899	—
Interest expense and amortization of debt discount and debt offering costs, net	(446,839)	(225,866)	(306,794)	(2,059,381)	(1,013,115)
Net loss attributable to common stockholders	$(1,768,487)	$(1,456,104)	$(1,212,427)	$(4,855,553)	$(4,571,204)
Net loss per share, basic and diluted	$(0.24)	$(0.15)	$(0.13)	$(0.72)	$(0.50)
Weighted average number of shares outstanding, basic and diluted	7,369,419	9,423,537	9,522,338	6,761,818	9,158,537

VCAMPUS CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2004	September 30, 2005
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,632,504	$1,687,137
Accounts receivable, net	283,101	223,469
Loans receivable from related party	49,783	24,180
Prepaid expenses and other current assets	665,663	504,310
Total current assets	3,631,051	2,439,096
Property and equipment, net	523,662	373,853
Capitalized software costs and courseware development costs, net	1,826,745	1,585,258
Other assets	418,684	248,498
Other intangible assets, net	390,502	284,693
Goodwill	328,317	328,317
Total assets	$7,118,961	$5,259,715
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$575,183	$1,376,911
Accrued expenses	318,478	409,888
Notes payable—current portion	66,207	176,767
Deferred revenues	851,118	889,333
Total current liabilities	1,810,986	2,852,899
Long-term liabilities:
Notes payable—less discount and current portion	463,446	486,108
Total liabilities	2,274,432	3,339,007
Commitments and contingencies:	—	—
Stockholders’ equity:
Common Stock	84,611	95,668
Additional paid-in capital	101,732,238	103,368,564
Accumulated deficit	(96,972,320)	(101,543,524)
Total stockholders’ equity	4,844,529	1,920,708
Total liabilities and stockholders’ equity	$7,118,961	$5,259,715

VCAMPUS CORPORATION

RECONCILIATION OF EBIDTA TO GAAP NET LOSS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2004	2005	2005	2004	2005
Net loss attributable to common stockholders (GAAP Measure)	$(1,768,487)	$(1,456,104)	$(1,212,427)	$(4,855,553)	$(4,571,204)
Depreciation and amortization	316,529	413,411	335,060	903,128	1,117,097
Stock-based compensation	45,498	25,499	17,500	107,474	91,994
Other income	—	—	(173,899)	—	—
Interest expense and amortization of debt discount and debt offering costs, net	446,839	225,866	306,794	2,059,381	1,013,115
EBIDTA	$(959,621)	$(791,328)	$(553,073)	$(1,959,469)	$(2,348,998)